Exhibit 99.1

Blackstone Mortgage Trust Reports

Full Year and Fourth Quarter 2013 Results

New York, February 18, 2014: Blackstone Mortgage Trust, Inc. (NYSE:BXMT) today reported its full year and fourth quarter 2013 results. Net income for the full year was $15.0 million, or $0.81 per share, and for the fourth quarter was $7.1 million, or $0.24 per share.

Stephen D. Plavin, Chief Executive Officer, said, “We continue to successfully execute on the strategy we articulated in May, growing our portfolio of floating rate loans to $2.0 billion and generating Core Earnings of $0.41 for the fourth quarter. Our operating advantages as part of the Blackstone real estate platform have enabled us to build a high quality loan portfolio and maintain great access to efficient debt and equity capital that we have raised and deployed in a highly disciplined manner.”

Blackstone Mortgage Trust issued a full detailed presentation of its full year and fourth quarter 2013 results, which can be viewed at www.bxmt.com.

Quarterly Investor Call Details

Blackstone Mortgage Trust will host a conference call on Wednesday, February 19, 2014 at 10:00 am ET to discuss full year and fourth quarter 2013 results. The conference call can be accessed by dialing +1 (877) 384-4189 (U.S. domestic) or +1 (857) 244-7411 (international), with the passcode 558 027 38# or by webcast at www.bxmt.com (listen only). For those unable to listen to the live broadcast, a recorded replay will be available on the company’s website or by telephone beginning approximately two hours after the event. The replay call number is +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), with the passcode 451 360 93#.

About Blackstone Mortgage Trust

Blackstone Mortgage Trust, Inc. (NYSE:BXMT) is a real estate finance company that primarily originates and purchases senior mortgage loans collateralized by properties in the United States and Europe. The Company is externally managed by BXMT Advisors L.L.C., a subsidiary of The Blackstone Group L.P., or Blackstone, and is a real estate investment trust traded on the NYSE under the symbol “BXMT.” Blackstone Mortgage Trust, Inc. is headquartered in New York City. Further information is available at www.bxmt.com.

Blackstone Mortgage Trust, Inc.

345 Park Avenue

New York, New York 10154

T 212 655 0220

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment and advisory firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, the companies it advises and the broader global economy. Blackstone does this through the commitment of its extraordinary people and flexible capital. Blackstone’s asset management businesses include investment vehicles focused on private equity, real estate, hedge fund solutions, non-investment grade credit, secondary funds, and multi asset class exposures falling outside of other funds’ mandates. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements and Other Matters

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Blackstone Mortgage Trust’s current views with respect to, among other things, Blackstone Mortgage Trust’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone Mortgage Trust believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone Mortgage Trust assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

We refer to “Core Earnings”, which is a non-GAAP financial measure, in this release. A reconciliation to net income attributable to Blackstone Mortgage Trust, the most directly comparable GAAP measure, is including in our full detailed presentation of full year and fourth quarter 2013 results and is available on our website at www.bxmt.com.

Investor and Media Relations Contact

Weston Tucker

Blackstone

+1 (212) 583-5231

tucker@blackstone.com

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